Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198725 and No. 333-146378) and Form S-3 (No. 333-265928 and No. 333-262310) of lululemon athletica inc. of our report dated March 28, 2023 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.’s Annual Report on Form 10-K for the 52-week year ended January 29, 2023.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
March 28, 2023